Exhibit 10.17

DATED 21 DECEMBER 2022

COMPAREASIA GROUP CAPITAL LIMITED

SUPPLEMENTAL DEED

in relation to

DEED POLL DATED OCTOBER 14, 2022

THIS SUPPLEMENTAL DEED (the “Deed”) is made on 21 DECEMBER, 2022

PARTY:

COMPAREASIA GROUP CAPITAL LIMITED, an exempted company duly incorporated under the laws of Cayman Islands with registration number 291749 and having its registered office at Walkers Corporate Limited, 190 Elgin Avenue, George Town, grand Cayman KY1-9008, Cayman Islands (“Company”).

BACKGROUND

(A)	The Company issued a deed poll, dated October 14, 2022 (the “Initial Deed Poll”), in respect of the issuance of up to US$20,000,000 of fixed rate unsecured loan notes.

(B)	The Company now wishes to amend the Initial Deed Poll pursuant to the terms of this Deed.

(C)

Pursuant to the terms of the Initial Deed Poll, all or any of the rights for the time being attached to the Notes or other provisions of the Initial Deed Poll (including the Conditions) may only be altered or abrogated with the prior written consent of the Company and all Major Noteholders.

(D)	The Company has received the prior written consent of the Major Noteholder to amend the Initial Deed Poll pursuant to the terms of this Deed.

AGREED TERMS

1.	INTERPRETATION

1.1	The definitions and rules of interpretation in this clause apply in this Deed.

Effective Date: means the date of this Deed.

1.2	Construction

(a)	The words and expressions defined in the Initial Deed Poll, unless expressly defined in this Deed, have the same meaning in this Deed.

(b)

Save as set out in this Deed, the provisions of clause 1.2 to clause 1.17 and clause 14 (Enforcement and Third Party Rights) of the Initial Deed Poll apply to this Deed as though they were set out in full in this Deed, except that references therein to “this Deed” will be construed as references to this Deed.

2.	AMENDMENT OF THE INITIAL DEED POLL

2.1

With effect on and from the date of the Effective Date, the Initial Deed Poll shall be amended and supplemented for all purposes and be read, construed and interpreted throughout as if or so that clause 2.1 of the Initial Deed Poll shall be deleted in its entirety and is substituted therefor as follows:

“The aggregate Principal Amount of the Notes is limited to US$23 million together with a sum equal to any PIK Notes issued and outstanding under this Deed from time to time.”.

2.2

Each Noteholder shall be bound by the terms and conditions of the Notes issued under the Initial Deed Poll as amended by this Deed, and that any reference to the Initial Deed Poll (unless the context may otherwise require) shall be deemed to be reference to the Initial Deed Poll as amended by this Deed.

3.	SUPPLEMENT TO THE INITIAL DEED POLL

3.1

This Deed shall be supplemental to the Initial Deed Poll, and shall form an integral part of, and be read together with, the Initial Deed Poll. All the provisions of the Initial Deed Poll shall remain valid and binding on the parties and save for the amendments and supplemental terms and conditions made under this Deed, all the provisions of the Initial Deed Poll shall remain unchanged and continue in full force and effect.

4.	GOVERNING LAW AND ARBITRATION

4.1

This Deed and the Notes and any dispute or claim arising out of or in connection with any of them or their subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, the law of Hong Kong.

4.2

Any dispute, controversy, difference or claim arising out of or relating to this Deed and the Notes, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The law of this arbitration clause shall be that stated in Clause 3.1. The seat of this arbitration shall be Hong Kong. The number of arbitrators shall be three. The arbitration proceedings shall be conducted in English. Notwithstanding the foregoing, nothing in this clause shall prevent any party seeking any interim or interlocutory relief in aid of any arbitration or in connection with enforcement proceedings from any court of competent jurisdiction.

4.3

Notwithstanding the foregoing, nothing in this Clause shall prevent any party seeking any interim or interlocutory relief in aid of any arbitration or in connection with enforcement proceedings from any court of competent jurisdiction.

This Deed has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

Executed as a deed by CompareAsia	/s/ SHAUN KRAFT
Group Capital Limited acting by Shaun	SIGNATURE OF
Kraft, as authorised signatory, in the	SHAUN KRAFT
presence of:	CFO/COO and Authorised Signatory

/s/ [****]
SIGNATURE OF WITNESS
NAME: [****]
ADDRESS: [****]
OCCUPATION OF WITNESS: [****]

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